Exhibit 99.1
Press Release

IRET INVESTORS REAL ESTATE TRUST

FOR IMMEDIATE RELEASE	CONTACT INFO Michelle R. Saari Investors Real Estate Trust PO Box 1988 12 Main Street S Minot, North Dakota 58701 phone: 701.837.4738 fax: 701.838.7785 email: msaari@iret.com

For Immediate Release:
Date:  March 11, 2008

INVESTORS REAL ESTATE TRUST
ANNOUNCES THIRD QUARTER FISCAL 2008
FINANCIAL RESULTS

Minot, ND – Investors Real Estate Trust (IRET) (NASDAQ:IRETS) (NASDAQ:IRETP) reported financial and operating results today for the third quarter ended January 31, 2008.  These results are summarized below; for the full report, please access the IRET website at www.iret.com to view the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended January 31, 2008 (click on “Investor Relations” and then on “SEC Filings”).

During the third quarter of fiscal year 2008, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions and a decrease in the level of tenant concessions offered.  Funds From Operations (FFO)1 increased on an absolute basis from the year-earlier period, but declined slightly on a per share and unit basis, primarily due to dilution following the Company’s October 2007 public offering of 6.9 million common shares.  Net income declined from the year-earlier period, primarily due to the effect of a gain on sale included within discontinued operations in the three and nine months ended January 31, 2007.  For the three month period ended January 31, 2008, as compared to the same period of the prior fiscal year:

•          Revenues increased to $54.5 million from $51.1 million.

•          FFO increased to $15.7 million on approximately 75,755,000 weighted average shares and units outstanding, from $15.6 million on approximately 67,471,000 weighted average shares and units outstanding ($.21 per share and unit compared to $.23 per share and unit).

•          Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $2.4 million, compared to $2.9 million.

For the nine month period ended January 31, 2008, as compared to the same period of the prior fiscal year:

•         Revenues increased to $162.4 million from $144.1 million.

•         FFO increased to $47.1 million on approximately 71,620,000 weighted average shares and units outstanding, from $41.7 million on approximately 63,832,000 weighted average shares and units outstanding ($.66 per share and unit compared to $.65 per share and unit).

•         Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $7.0 million, compared to $8.3 million.

______________________________

1 The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles, excluding excluding gains/losses from sales of property plus real estate depreciation and amortization.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased 0.5%, or $128,000, during the three months ended January 31, 2008, compared to the same period one year ago.  NOI from stabilized properties decreased in all of our segments except Multi-Family Residential and Commercial Retail: Multi-Family Residential saw a slight increase of 1.4% and Commercial Retail an increase of 6.7%.  NOI from stabilized properties increased 0.7%, or $549,000, for the nine months ended January 31, 2008, compared to the nine months ended January 31, 2007.

Economic occupancy4 levels on a stabilized property basis declined in three of our five reportable segments during the three months ended January 31, 2008, compared to the three months ended January 31, 2007. Economic occupancy levels on an all-property basis declined in all reportable segments during the three months ended January 31, 2008, compared to the three months ended January 31, 2007.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended January 31, 2008, as compared to the three months ended January 31, 2007, were as follows:

Economic Occupancy Levels on a Stabilized Property and All-Property Basis:

	Stabilized Properties		All Properties
Segments	3rd QTR	3rd QTR	3rd QTR	3rd QTR
	2008	2007	2008	2007

Multi-family Residential	93.7%	93.2%	93.1%	93.2%
Commercial Office	90.8%	90.3%	91.3%	92.3%
Commercial Medical	95.2%	96.8%	95.4%	96.9%
Commercial Industrial	93.9%	96.4%	94.3%	96.6%
Commercial Retail	87.1%	89.4%	87.4%	89.7%

(i)   For 3rd Quarter 2008 and 3rd Quarter 2007, stabilized properties excluded:

Multi-family Residential –       17 South Main Apartments, Minot, ND; Arbors Apartments, S. Sioux City, NE; Indian Hills, Sioux City, IA; Quarry Ridge Apartments, Rochester, MN; Rum River Apartments, Isanti, MN; St. Cloud Student Housing, St. Cloud, MN; Cottonwood IV Apartments, Bismarck, ND and Greenfield Apartments, Omaha, NE.

Commercial Office -        17 South Main, Minot, ND; Corporate Center West, Omaha, NE; Farnam Executive Center, Omaha, NE; Flagship, Eden Prairie, MN; Gateway Corporate, Woodbury, MN; Highlands Ranch I, Highlands Ranch, CO; Miracle Hills One, Omaha, NE; Pacific Hills, Omaha, NE; Riverport, Maryland Heights, MO; Timberlands, Leawood, KS; Woodlands Plaza, Maryland Heights, MO; 610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO and Plymouth 5095, Plymouth, MN.

Commercial Medical -      2828 Chicago Avenue, Minneapolis, MN; Fox River Cottages, Grand Chute, WI; St. Michaels, St. Michael, MN and Barry Point, Kansas City, MO.

Commercial Industrial -   Bloomington 2000, Bloomington, MN; Roseville 2929, Roseville, MN; Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA and Woodbury 1865, Woodbury, MN.

Commercial Retail -         17 South Main, Minot, ND; Dakota West Plaza, Minot, ND and Weston Walgreens, Weston, WI.

Also excluded from Stabilized Properties in Q3 2008 and Q3 2007 are Sold Properties: 405 Grant Avenue Apartments, Harvey, ND and Minnetonka Office Building, Minnetonka, MN.

______________________________

2 We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.

3 Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

4 Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisition and Disposition Activity

During the third quarter of fiscal year 2008, IRET acquired two commercial office properties and a multi-family residential complex for a total of approximately $18.2 million, and completed construction of an apartment building for a cost of $6.2 million.  The Company had no material dispositions in the third quarter of fiscal year 2008.  The acquisitions were financed with cash from operations and operating partnership units.  The following table details the Company’s acquisitions during the three months ended January 31, 2008:

Acquisitions	(in thousands)
Acquisition Cost

Multi-Family Residential
96-unit Greenfield Apartments – Omaha, NE	$4,700
67-unit Cottonwood Lake IV – Bismarck, ND*	6,191

Commercial Property – Office
78,190 sq. ft. 610 Business Center IV – Brooklyn Park, MN	6,500
64,607 sq. ft. Intertech Office Building – Fenton, MO	7,000

Total Property Acquisitions	$24,391

*  Development property placed in service January 2, 2008.

Development Activity

The Company has several ongoing development projects.  As of January 31, 2008, IRET is engaged in the following development activity:

Southdale Medical Building Expansion Project: In July 2007, the Company signed a lease with an anchor tenant committing the Company to construct an approximately 26,000 square foot addition to the Company’s existing Southdale Medical Building located in Edina, Minnesota.  The estimated cost of this expansion project is approximately $7.5 million, with an additional approximately $2.0 million in relocation, tenant improvement and leasing costs expected to be incurred to relocate tenants in the existing facility.  Construction began in September 2007, and the expansion project is scheduled for completion in July 2008. As of January 31, 2008, the Company has funded approximately $3.0 million in construction costs for this expansion project.

IRET Corporate Plaza: During fiscal year 2007, the Company purchased an unimproved parcel of land in Minot, North Dakota for approximately $1.8 million.  The Company is constructing a mixed-use project on this site, to consist of approximately 67 apartments and 60,100 rentable square feet of office and retail space.  The Company currently plans to move its Minot, North Dakota offices to this location, occupying approximately one-third of the proposed office/retail space.   Current estimates are that the project would be completed in the second quarter of the Company’s fiscal year 2009, at a total cost of approximately $17.8 million.  As of January 31, 2008, the Company has funded approximately $6.7 million of the estimated construction cost of this project.

2828 Chicago Avenue Medical Building: In fiscal year 2006, IRET purchased an approximately 55,000 square foot, five-story medical office building located in Minneapolis, Minnesota.  During fiscal year 2007, IRET committed to construct an approximately 56,239 square foot medical office building adjacent to the existing structure, and an adjoining parking ramp, with a planned project completion date of August 2008 and an estimated total project cost of $15.7 million. As of January 31, 2008, approximately 71% of this new medical office building was pre-leased to two tenants.  Construction on the project began in August 2007, and as of January 31, 2008, the Company has paid approximately $5.1 million in construction costs.

During the third quarter of fiscal year 2008, the Company completed development of its 67-unit Cottonwood IV multi-family apartment building, adjacent to three existing apartment buildings owned by the Company in Bismarck, North Dakota.  The project cost approximately $6.2 million to construct, and was completed in January 2008.

Shareholder Equity, Distributions and Capital Structure

On January 14, 2008, IRET paid a quarterly distribution of $0.1675 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 147th consecutive distribution at equal or increasing rates.  IRET also paid, on December 31, 2007, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of January 31, 2008, IRET had a total market capitalization of $1.76 billion.

Conference Call Information

On February 27, 2008, IRET announced its plans to begin hosting regular quarterly conference calls to discuss the Company’s quarterly financial and operational results.  The first such call, to discuss 3rd Quarter Fiscal Year 2008 Earnings, is scheduled for Thursday, March 13, 2008 at 9:00 a.m. Central Daylight Time.  In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Daylight Time on Wednesday, March 12, 2008.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to 45 minutes, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, March 28, 2008.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET common and preferred owns a diversified portfolio of properties consisting of 70 multi-family residential properties with 9,548 apartment units; and 66 office properties, 35 medical properties (including senior housing), 16 industrial properties and 37 retail properties with a total of approximately 10.8 million square feet of leasable space.  IRET’s distributions have increased every year for 37 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRETS and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2007 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months and nine months ended January 31, 2008 and 2007

	Three Months Ended January 31		Nine Months Ended January 31
	(in thousands, except per share data)
	2008	2007	2008	2007
REVENUE
Real estate rentals	$44,703	$42,286	$133,469	$118,822
Tenant reimbursement	9,769	8,810	28,919	25,255
TOTAL REVENUE	54,472	51,096	162,388	144,077
OPERATING EXPENSE
Interest	15,840	15,220	46,969	43,126
Depreciation/amortization related to real estate investments	12,165	11,718	36,547	32,663
Utilities	4,192	4,003	12,454	10,634
Maintenance	6,188	4,987	18,225	15,424
Real estate taxes	6,749	6,147	19,659	16,959
Insurance	670	612	1,928	1,761
Property management expenses	3,794	3,309	11,317	10,029
Administrative expenses	1,234	1,169	3,457	3,066
Advisory and trustee services	114	68	354	208
Other operating expenses	343	319	1,053	933
Amortization related to non-real estate investments	356	261	1,039	720
TOTAL OPERATING EXPENSE	51,645	47,813	153,002	135,523
Operating income	2,827	3,283	9,386	8,554
Interest income	953	700	1,646	1,403
Other non-operating income	70	308	443	567
Income before minority interest and discontinued operations and gain (loss) on sale of other investments	3,850	4,291	11,475	10,524
Gain (loss) on sale of other investments	2	0	4	(36)
Minority interest portion of operating partnership income	(858)	(1,054)	(2,704)	(2,303)
Minority interest portion of other partnerships’ (income) loss	(11)	12	25	(13)
Income from continuing operations	2,983	3,249	8,800	8,172
Discontinued operations, net of minority interest	0	205	0	1,903
NET INCOME	2,983	3,454	8,800	10,075
Dividends to preferred shareholders	(593)	(593)	(1,779)	(1,779)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,390	$2,861	$7,021	$8,296
Earnings per common share from continuing operations	$.04	$.06	$.14	$.13
Earnings per common share from discontinued operations	.00	.00	.00	.04
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.04	$.06	$.14	$.17
v

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

Three Months Ended January 31,	(in thousands, except per share amounts)
	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$2,983			$3,454
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	2,390	55,304	$.04	2,861	47,895	$.06
Adjustments:
Minority interest in earnings of Unitholders	858	20,451		1,139	19,576
Depreciation and amortization(1)	12,456			11,971
(Gains)/loss on depreciable property sales	(2)			(349)
Funds from operations applicable to common shares and Units	$15,702	75,755	$.21	$15,622	67,471	$.23

Nine Months Ended January 31,	(in thousands, except per share amounts)
	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$8,800			$10,075
Less dividends to preferred shareholders	(1,779)			(1,779)
Net income available to common shareholders	7,021	51,214	$.14	8,296	47,466	$.17
Adjustments:
Minority interest in earnings of Unitholders	2,704	20,406		2,909	16,366
Depreciation and amortization(4)	37,393			33,439
(Gains)/loss on depreciable property sales	(4)			(2,986)
Funds from operations applicable to common shares and Units	$47,114	71,620	$.66	$41,658	63,832	$.65

(1)  Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $12,521 and $11,979, and depreciation/amortization from Discontinued Operations of $0 and $50, less corporate-related depreciation and amortization on office equipment and other assets of $65 and $58, for the three months ended January 31, 2008 and 2007, respectively.

(2)  UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.

(3)  Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)  Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $37,586 and $33,383, and depreciation/amortization from Discontinued Operations of $0 and $231, less corporate-related depreciation and amortization on office equipment and other assets of $193 and $175, for the nine months ended January 31, 2008 and 2007, respectively.

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended January 31, 2008	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,419	$20,621	$8,879	$3,028	$3,525	$54,472
Real estate expenses	8,640	8,853	2,259	710	1,131	21,593
Net operating income	$9,779	$11,768	$6,620	$2,318	$2,394	32,879
Interest						(15,840)
Depreciation/amortization						(12,521)
Administrative, advisory and trustee fees						(1,348)
Operating expenses						(343)
Non-operating income						1,023
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$3,850

Three Months Ended January 31, 2007	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,956	$19,950	$8,729	$2,058	$3,403	$51,096
Real estate expenses	7,708	7,940	2,009	297	1,104	19,058
Net operating income	$9,248	$12,010	$6,720	$1,761	$2,299	32,038
Interest						(15,220)
Depreciation/amortization						(11,979)
Administrative, advisory and trustee fees						(1,237)
Operating expenses						(319)
Non-operating income						1,008
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$4,291

Nine Months Ended January 31, 2008	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$54,529	$61,835	$26,764	$8,718	$10,542	$162,388
Real estate expenses	25,655	26,297	6,575	1,836	3,220	63,583
Net operating income	$28,874	$35,538	$20,189	$6,882	$7,322	98,805
Interest						(46,969)
Depreciation/amortization						(37,586)
Administrative, advisory and trustee fees						(3,811)
Operating expenses						(1,053)
Non-operating income						2,089
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$11,475

Nine Months Ended January 31, 2007	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$49,822	$52,574	$25,817	$5,637	$10,227	$144,077
Real estate expenses	23,055	21,447	6,296	800	3,209	54,807
Net operating income	$26,767	$31,127	$19,521	$4,837	$7,018	89,270
Interest						(43,126)
Depreciation/amortization						(33,383)
Administrative, advisory and trustee fees						(3,274)
Operating expenses						(933)
Non-operating income						1,970
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$10,524

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	January 31, 2008	April 30, 2007
ASSETS
Real estate investments
Property owned	$1,558,560	$1,489,287
Less accumulated depreciation	(209,400)	(180,544)
	1,349,160	1,308,743
Unimproved land	18,635	7,392
Mortgage loan receivable, net of allowance	548	399
Total real estate investments	1,368,343	1,316,534
Other assets
Cash and cash equivalents	76,392	44,516
Marketable securities – available-for-sale	2,160	2,048
Receivable arising from straight-lining of rents, net of allowance	13,753	12,558
Accounts receivable, net of allowance	3,842	3,171
Real estate deposits	1,103	735
Prepaid and other assets	821	568
Intangible assets, net of accumulated amortization	29,025	33,240
Tax, insurance, and other escrow	8,060	7,222
Property and equipment, net	1,487	1,458
Goodwill	1,396	1,397
Deferred charges and leasing costs, net	13,528	11,942
TOTAL ASSETS	$1,519,910	$1,435,389

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$29,573	$28,995
Mortgages payable	975,785	951,139
Other	1,019	896
TOTAL LIABILITIES	1,006,377	981,030

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	12,768	12,925
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	155,301	156,465
(20,395,411 units at January 31, 2008 and 19,981,259 units at April 30, 2007)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2008 and April 30, 2007, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 56,977,406 shares issued and outstanding at January 31, 2008, and 48,570,461 shares issued and outstanding at April 30, 2007)	433,645	354,495
Accumulated distributions in excess of net income	(115,546)	(96,827)
Accumulated other comprehensive income (loss)	48	(16)
Total shareholders’ equity	345,464	284,969
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,519,910	$1,435,389